Exhibit H(22)

FORM OF

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MML Series Investment Fund, a Massachusetts business trust (the “Trust”), effective as of the 1st day of May, 2011.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MML Aggressive Allocation Fund, MML American Funds® Core Allocation Fund, MML American Funds® Growth Fund, MML American Funds® International Fund, MML Emerging Growth Fund, MML Equity Index Fund, MML Global Fund, MML NASDAQ-100® Fund and MML Small Company Value Fund (each a “Fund” and together, the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows and this agreement can only be terminated by mutual consent of the Board of Trustees on behalf of a Fund and the Manage:

1.	Expense Limitation

The Manager agrees to

(i)	cap the fees and expenses of the MML Aggressive Allocation Fund (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through April 30, 2012, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed .20% and .45% for Initial Class and Service Class shares, respectively;

(ii)	cap the fees and expenses of the MML American Funds Core Allocation Fund (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through April 30, 2012, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed .75%;

(iii)	cap the fees and expenses of the MML American Funds Growth Fund and MML American Funds International Fund (other than extraordinary litigation and legal expenses, Master Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through April 30, 2012, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed .70%;

(iv)

bear the expenses (other than the management and Rule 12b-1 fees, interest, taxes, brokerage commissions, extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) of Initial Class and Service Class shares of the MML Emerging

Growth Fund in excess of .20% of the average daily net asset values of each such class through April 30, 2012;

(v)	bear the expenses (other than the management, Rule 12b-1 and administrative fees, interest, taxes, brokerage commissions, extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) of Class I, Class II, Class III, and Service Class I shares of the MML Equity Index Fund in excess of .05% of the average daily net asset values of each such class through April 30, 2012, and waive .05% of the administrative and shareholder service fee for Class II and Class III shares of the MML Equity Index Fund through April 30, 2012;

(vi)	cap the fees and expenses of the MML Global Fund (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through April 30, 2012, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed .90%, .80% and 1.15% for Class I, Class II and Service Class I shares, respectively;

(vii)	bear the expenses (other than the management and Rule 12b-1 fees, interest, taxes, brokerage commissions, extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) of Initial Class and Service Class shares of the MML NASDAQ-100 Fund in excess of .11% of the average daily net asset values of each such class through April 30, 2012; and

(viii)	cap the fees and expenses of the MML Small Company Value Fund (other than extraordinary litigation and legal expenses, Acquired Fund fees and expenses, or other non-recurring or unusual expenses such as, for example, organizational expenses and shareholder meeting expenses) through April 30, 2012, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed 1.15% and 1.40% for Class II and Service Class I shares, respectively.

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 30th day of April, 2011.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Eric Wietsma, Senior Vice President

MML SERIES INVESTMENT FUND on behalf of each Fund

By:
Nicholas Palmerino, CFO and Treasurer